UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2005

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-09120 (Commission File Number)	22-2625848 (I.R.S. Employer Identification No.)
80 Park Plaza, P.O. Box 1171 Newark, New Jersey 07101-1171 (Address of principal executive offices) (Zip Code)
973-430-7000 (Registrant's telephone number, including area code) http://www.pseg.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

    1)     On January 18, 2005, the Board of Directors of Public Service Enterprise Group Incorporated (PSEG) approved the following rates of compensation for PSEG’s outside directors for the calendar year 2005:

•	Annual Retainer: $50,000 (payable 50% in cash and 50% in shares of PSEG common stock);

•	Meeting Attendance Fee: $1,500;

•	Additional Annual Retainer for Audit Committee Members: Audit Committee Chair - $10,000 and each other member - $5,000; and

•	Additional Annual Retainer for Chairs of Other Board Committees: $5,000.

    2)        Also on January 18, 2005, the PSEG Board of Directors authorized, effective January 1, 2005, an increase to 1,000 in the number of shares of restricted common stock of PSEG to be awarded on an annual basis to outside directors under the Public Service Enterprise Group Incorporated Stock Plan for Outside Directors for service as a member of the PSEG Board of Directors.

    3)        On January 18, 2005, PSEG approved an amendment to the Limited Supplemental Benefits Plan for Certain Employees of Public Service Enterprise Group Incorporated and Its Subsidiaries to make a correction in the provisions of the plan dealing with participants’ eligibility for supplemental retirement benefits thereunder. The amended plan is being filed as Exhibit 10 to this report.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

	10	Limited Supplemental Benefits Plan for Certain Employees of Public Service Enterprise Group Incorporated and Its Subsidiaries as Amended and Restated as of June 19, 2001 and corrected January 18, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
(Registrant)

By:        /s/ Patricia A. Rado
Patricia A. Rado
Vice President and Controller
(Principal Accounting Officer)

Date: January 24, 2005